Exhibit 32.2

Section 1350 Certification of Chief Financial Officer

I, Douglas K. Howell, the chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Quarterly Report on Form 10-Q of Arthur J. Gallagher & Co. for the quarterly period ended March 31, 2005 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: May 2, 2005

/s/ Douglas K. Howell
Douglas K. Howell Vice President Chief Financial Officer (principal financial officer)